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                                                                    EXHIBIT 23.2

              INDEPENDENT AUDITORS' REPORT ON SCHEDULE AND CONSENT

The Board of Directors
Primary Access Corporation:

The audit referred to in our report dated November 5, 1993, included the related financial statement schedule as of and for the fifty-three weeks ended October 3, 1993. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audit. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the use of our report dated November 5, 1993, included herein relating to the statements of operations, stockholders' equity and cash flows of Primary Access Corporation for the fifty-three weeks ended October 3, 1993, and to the reference to our firm under the heading "Experts" in the Prospectus. We also consent to the use of our report on schedule included herein.

                                          /s/ KPMG PEAT MARWICK LLP
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                                          KPMG Peat Marwick LLP

San Diego, California
October 10, 1996